Exhibit 23.2


                               CONSENT OF AUDITORS


We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Historical Financial Information", and to the use of our report dated May 9, 1997 (except Note 15, as to which the date is May 20, 1997), in the Registration Statement (Form S-4 No.333-33085) and related prospectus of Roller Bearing Company of America, Inc. for the registration of its $110,000,000 of Senior Subordinated Notes Due 2007.



                                                              Ernst & Young LLP





White Plains, New York
October 29, 1997